Exhibit 99.1

Kala Pharmaceuticals Announces Distribution of Series D Preferred Stock to
Holders of its Common Stock

August 18, 2022

ARLINGTON, Mass., Aug. 18, 2022 -- Kala Pharmaceuticals, Inc. (NASDAQ:KALA) (“Kala” or the “Company”), a clinical-stage biopharmaceutical company dedicated to the research, development and commercialization of innovative therapies for rare diseases of the eye, today announced that its Board of Directors declared a dividend of one one-thousandth of a share of newly designated Series D Preferred Stock, par value $0.001 per share, for each outstanding share of the Company’s common stock held of record as of 5:00 p.m. Eastern Time on August 29, 2022. The shares of Series D Preferred Stock will be distributed to such recipients at 5:00 p.m. Eastern Time on August 30, 2022. The outstanding shares of Series D Preferred Stock will vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively with respect to a reverse stock split, as well as any proposal to adjourn any meeting of stockholders called for the purpose of voting on the reverse stock split, and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series D Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series D Preferred Stock).

All shares of Series D Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the reverse stock split as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company. Any outstanding shares of Series D Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by the Company’s Board of Directors or automatically upon the approval by the Company’s stockholders of an amendment to the Company’s certificate of incorporation effecting the reverse stock split at such meeting.

The Series D Preferred Stock will be uncertificated, and no shares of Series D Preferred Stock will be transferable by any holder thereof except in connection with a transfer by such holder of any shares of the Company’s common stock held by such holder. In that case, a number of one one-thousandths of a share of Series D Preferred Stock equal to the number of shares of the Company’s common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Further details regarding the Series D Preferred Stock will be contained in a report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Kala Pharmaceuticals, Inc.

Kala is a clinical-stage biopharmaceutical company dedicated to the research, development and commercialization of innovative therapies for rare diseases of the eye. Kala’s biologics-based investigational therapies utilize Kala’s proprietary Mesenchymal Stem Cell Secretome (MSC-S) platform. Kala’s lead product candidate, KPI-012, is in clinical development for the treatment of persistent corneal epithelial defect (PCED), a rare disease of impaired corneal healing, which has received orphan drug designation from the U.S. Food and Drug Administration. Kala is also targeting the potential development of KPI-012 for the treatment of Partial Limbal Stem Cell Deficiency and ocular manifestations of moderate-to-severe Sjögren's and plans to initiate preclinical studies to evaluate the utility of its MSC-S platform for retinal degenerative diseases, such as Retinitis Pigmentosa and Stargardt Disease. For more information on Kala, please visit www.kalarx.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Any statements in this press release about Kala’s future expectations, plans and prospects, including but not limited to statements about Kala’s Mesenchymal Stem Cell Secretome platform, the development of its lead product candidate, KPI-012, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: Kala’s ability to realize the anticipated benefits of planned or completed transactions, including the uncertainty regarding the receipt of any milestone payments from Alcon Inc.; the impact of extraordinary external events, such as the current pandemic health event resulting from the novel coronavirus (COVID-19), and their collateral consequences; the uncertainties inherent in the initiation and conduct of preclinical studies and clinical trials; uncertainties regarding availability and timing of data from clinical trials; whether results of early clinical trials or trials in different disease indications will be indicative of the results of ongoing or future trials; whether results of the Phase 1b clinical trial of KPI-012 will be indicative of results for any future clinical trials and studies of KPI-012; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; Kala’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing and other important factors, any of which could cause the Kala’s actual results to differ from those contained in the forward-looking statements, discussed in the “Risk Factors” section of Kala’s Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q and other filings Kala makes with the Securities and Exchange Commission. These forward-looking statements represent Kala’s views as of the date of this press release and should not be relied upon as representing Kala’s views as of any date subsequent to the date hereof. Kala does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Hannah Deresiewicz
hannah.deresiewicz@sternir.com
212-362-1200